Exhibit 10.1

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement together with all the Exhibits, Schedules and other attachments (the "Agreement") is entered into on April 10, 2007 and is made among MCA HOLDINGS CORPORATION, a Nevada corporation ("MCA"), and JET GLOBAL ENERGY LIMITED, a Hunan, China corporation ("JGE") and JET GLOBAL INTERNATIONAL INVESTMENTS GROUP, LIMITED, a Hong Kong Corporation (the "Seller").

PRELIMINARY STATEMENTS

WHEREAS, the Board of Directors of JGE and MCA deem it advisable and generally in their best interests that MCA acquire all of the issued and outstanding capital stock of JGE;

WHEREAS, JGE has received a certificate of approval from the provincial government of Hunan that reflects the ownership of JGE;

WHEREAS, MCA shall be the acquiring corporation and it has authorized capital stock consisting of 100,000,000 shares of voting common stock with $.0001 par value per share, of which 10,515,000 shares are now issued and outstanding and 10,000,000 shares of preferred stock, none of which are issued and outstanding;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement, covenants, and provisions hereinafter set forth, the parties hereto agree that all of the outstanding shares of JGE common stock shall be exchanged for shares of MCA common stock, effective the Effective Date (as hereinafter defined) and hereby agree upon and prescribe the terms and conditions of such share exchange and the manner of carrying the same into effect, as follows:

ARTICLE I

ACQUISITION

1.01

Acquisition.  As promptly as practicable following the satisfaction or waiver of the conditions to the Parties' respective obligations hereunder, at the Effective Time (as defined in Section 1.03) and pursuant to the terms hereof, the Seller shall transfer all the common stock of JGE to MCA.  In consideration for such transfer, Seller shall receive in exchange 38,000,000 shares of MCA Common Stock with a valuation of $.60 per share (the "Exchange Transaction") which shall be transferred by MCA to the Seller in accordance with the schedule set forth in Section 1.03 below.  Such shares of Common Stock shall have the terms and characteristics set forth in MCA's articles of incorporation ("MCA Shares").  The MCA Shares shall be distributed in accordance with the terms set forth in Section 1.03(b) below.

1.02

Restrictions on Sales of MCA Shares.  Upon issuance of the MCA Shares to the Seller, in accordance with the terms and conditions hereof, the MCA Shares shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Agreement or imposed by law. At the Effective Time, the MCA Shares shall not be subject to an effective Registration Statement under the Securities Act of 1933, and may be sold or transferred only pursuant to an effective Registration Statement or an exemption from registration, and in compliance with all applicable state securities laws.  It is acknowledged that the certificates representing the MCA Shares will bear a restrictive legend similar to the following:

The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established or unless sold pursuant to Rule 144 under the Securities Act of 1933.

1.03

Closing; Surrender of Certificates.

The Closing shall take place on or before April 15, 2007 (the "Closing Date") at 1:00 p.m. Eastern Standard Time at the offices of Jones, Haley & Mottern, P.C.  The Closing may be rescheduled by agreement of the parties.  The date of the Closing shall be the Effective Time of the Exchange Transaction.

(a)

Transfers at Closing.  At the Closing, the Seller shall transfer its JGE share certificates to MCA and MCA shall transfer certificates for 19,000,000 MCA Shares to JGE in accordance with Section 1.01 above.  At the Closing the Seller shall deliver to MCA such other documents as called for herein; and at the Closing, MCA shall deliver to Seller such other documents as called for herein.

(b)

Transfers One Year from Closing.  In addition, one year following the completion of the electrical generating facility (the "Facility"), MCA shall issue to JGE an additional certificate representing 9,500,000 shares of the common stock of MCA, provided, however, that at the time of delivery JGE shall have attained gross revenues during the immediately preceding 12-month period of a minimum of $12,000,000 USD and net income after taxes during the same period of a minimum of $500,000 USD.

(c)

Transfers Two Years from Closing.  Two years following the completion of the Facility, MCA shall issue to JGE an additional certificate representing 9,500,000 shares of the Common Stock of MCA, provided, however, at that time JGE shall have attained gross revenues during the immediately preceding 12-month period of $24,000,000 USD and net income after taxes during the same period of a minimum of $2,500,000 USD.

(d)

Rights to Repurchase.  In the event that construction of the Facility is not complete or in the event the Facility is not capable of the generation of electricity on a commercial basis within one year following the Closing, then MCA will have the option to repurchase all outstanding MCA Shares held by the Seller in exchange for the JGE Shares held by MCA.  This option shall be in the form attached hereto as Exhibit "C".

1.04

Additional Actions.  If, at any time after the Effective Time, MCA shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in MCA or JGE, title to and possession of any property or right of JGE acquired or to be acquired by reason of, or as a result of, the Exchange Transaction, or otherwise to carry out the purposes of this Agreement, JGE and/or the Seller and its proper officers and directors, solely in their official capacity as officers and directors, shall execute any and all documents necessary to vest, perfect or confirm title to and possession of such property or rights in MCA or the Sellers, as appropriate and otherwise to carry out the purposes of this Agreement.

1.05

Escrow.  At the time of delivery of the MCA certificates described in section 1.01 and 1.03 above, such certificates shall be deposited with an escrow agent suitable to both parties and shall be subject to an escrow agreement in the form attached hereto as Exhibit "A".  In addition, the MCA Shares shall be subject to an option agreement in the form attached hereto as Exhibit "B" and Exhibit "C".  Under the terms of the option agreements, MCA shall have the right to repurchase its MCA Shares in consideration for the JGE Shares, in the event that certain performance standards as set forth in Section 1.03 above are not achieved.

1.06

Effect of Share Exchange.

(a)

Tax Treatment.  This Agreement contemplates a tax-free exchange of all the Shares of JGE and MCA pursuant to §351 of the internal revenue code.  Following the "Closing" of the Exchange Transaction, it is contemplated that JGE will remain in existence as a wholly subsidiary of MCA.

(b)

General.  As aforesaid, the Share Exchange shall become effective on the Closing Date.

(c)

Articles of Incorporation and By-laws.  The Articles of Incorporation and By-laws of both JGE and MCA, as in effect on the Closing Date shall continue to remain in full force and effect (without interruption) on and after the Closing Date.

(d)

Directors and Officers.  On the Effective Date the Boards of Directors and the Officers of JGE and MCA shall be as set forth on Schedule D attached hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF

JGE AND THE SELLER

In order to induce MCA to enter into this Agreement, JGE and the Seller, jointly and severally, represent and warrant that the statements contained in this Article II are true and complete as of the date of this Agreement and will be true and complete as of the Effective Time (as though made then and through the Effective Time).

2.01

Organization and Standing.  JGE is a corporation duly organized, existing and in good standing under the laws of the Province of Hunan, the Peoples Republic of China with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as it is currently conducted.  JGE is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon JGE's business or financial condition, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (each, a "JGE Material Adverse Effect").  JGE is not in default of any provision of its Certificate of Incorporation, Bylaws or other agreements relating to corporate governance or organization.

2.02

Corporate Power and Authority.  JGE has all requisite corporate power and authority to enter into and perform this Agreement.  JGE has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of JGE, enforceable in accordance with its terms.  Seller represents and warrants that this Agreement is valid and binding on the Seller according to its terms and shall be binding on its successors in interest or assigns.

2.03

Conflicts; Consents and Approvals.  Except as set forth in Schedule 2.03, JGE and the Seller's execution or performance of this Agreement will not:

(a)

result in a breach or default or entitle any third party to terminate or accelerate any of the terms, conditions or provisions of the Certificates of Incorporation or Bylaws of JGE or any agreement or obligation of JGE; or

(b)

violate any order, writ, injunction, decree, statute, rule, or regulation applicable to JGE or its properties or assets.

2.04

Ownership of JGE Stock and Capitalization.

(a)

Authorized Shares.  Schedule 2.04 sets forth the authorized, issued and outstanding capital stock of JGE  ("JGE Stock") and the names and addresses of the holders thereof.  All shares of JGE Stock are legally and beneficially owned as set forth on Schedule 2.04.

(b)

Issuance of Shares.  All shares of JGE Stock: (i) are duly and validly authorized and issued, fully paid and non-assessable, with no liability attaching to the ownership thereof, (ii) are not subject to, and were not issued in contravention of, any preemptive or similar rights pursuant to any provision of law, JGE Certificate of Incorporation or Bylaws or any agreement, contract or other obligation to which JGE or Seller is a party or is subject, and (c) were issued in accordance with all applicable laws.  The rights, privileges and preferences of JGE Stock are as stated in its Certificates of Incorporation.  There are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by JGE or the Seller of any securities or interests of JGE, nor are there outstanding any securities which are convertible into or exchangeable for shares or equity interests of JGE.

2.05

No Transfer Restrictions.  Except as set forth in Schedule 2.05, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which the Seller is a party or of which Seller is aware which relate to or restrict the transfer of any of the shares of JGE Stock.  Upon consummation of the Exchange Transaction as contemplated by this Agreement, MCA will acquire good and marketable title to the JGE Stock, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind.

2.06

Litigation.  Except as set forth in Schedule 2.06, there is no legal action or any proceeding or investigation ("Action") pending or, to the knowledge of JGE, threatened against JGE or the Seller which could have a material adverse effect on their assets, financial condition or ability to execute and perform this Agreement (an "JGE Material Adverse Effect").

2.07

Brokerage and Finder's Fees.  Neither JGE nor any of its directors, officers or employees have incurred, or will incur, any brokerage, finders or similar fee in connection with the Exchange Transaction or this Agreement which is the obligation of JGE.

2.08

Audited and Unaudited Financial Statements.  JGE has furnished to MCA its financial statements for the period ending February 28, 2007 (the "JGE Financial Statements").  The JGE Financial Statements (including the related notes, where applicable) are attached hereto as Exhibit 2.08, and such JGE Financial Statements fairly present the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of JGE for the respective periods or as of the respective dates therein set forth.  The books and records of JGE are true and complete in all material respects and have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

2.09

Undisclosed Liabilities.  JGE has no liabilities or obligations of any nature, except those of less than One Thousand Dollars ($1,000.00), individually, and no more than Five Thousand Dollars ($5,000.00) in the aggregate, other than those disclosed in the JGE Financial Statements.

2.10

Taxes.

(a)

Payment.  Except as disclosed in Schedule 2.10, JGE has timely paid or accrued all national, state, local and foreign taxes, assessments, fees and other governmental charges required to be paid or accrued as of the date hereof ("Taxes"), and have filed all national, state, local and foreign tax returns and tax reports that it is required to file (the "Returns").  Such Returns and reports are true, correct and complete and have not been amended, and all taxes for which JGE is liable arising under the Returns and reports have either been fully paid or are adequately reserved for in the Financial Statements, and will be timely paid when due.  No claim has been made by authorities in any jurisdiction where JGE did not file tax returns that it is or may be subject to taxation by that jurisdiction.

(b)

Tax Returns.  JGE has delivered to MCA copies of all national, state, local, and foreign tax returns filed by JGE for taxable periods ending on or before December 31, 2006.  To JGE's knowledge there is no pending or threatened national, state, local or foreign tax audit or assessment nor any agreement by JGE with any federal, state, local or foreign taxing authority that may affect the tax liability of JGE.

(c)

Tax Liability.  Seller represents that it shall have no obligation with respect to any tax liability of JGE attributable to any period prior to the Effective Time.

2.11

Compliance with Law.  JGE has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to JGE or its businesses or properties ("JGE Applicable Laws").

2.12

Proprietary Rights.  JGE owns all rights to that certain license number 1188102, dated February 5, 2007, with the Province of Hunan, which authorizes JGE to operate an electrical generating facility in that Province, a copy of which is attached hereto as Exhibit 2.12 (the "License").  The License is currently effective and it will not be affected by this Exchange Transaction.

The License is not subject to any pending or threatened challenge, investigation, proceedings, inquiries, reviews, and claims of infringement, unfair competition, or other claims of any entity.

2.13

Bank Accounts, Depositories, Powers of Attorney.  A true, correct and complete list of the names and locations of all banks or other depositories where JGE has accounts or safe deposit boxes with the names of the persons authorized to have access in anyway to these items is set forth in Schedule 2.14.  Except as set forth in Schedule 2.14, no person has power of attorney with respect to JGE, except in the normal course of business.

2.14

Title to and Condition of Properties.  Except as set forth in Schedule 2.15, JGE has good, valid and marketable title or ownership, held free and clear of any encumbrance whatsoever to all of its assets and properties of every kind, tangible or intangible, wherever located which is used or planned to be used in the conduct of its business.

2.15

No Conflict or Default.  JGE's execution and performance of this Agreement will not: (i) violate any Applicable Laws or Permits, (ii) cause a lien, security interest or encumbrance of any nature whatsoever with respect to the properties or assets of JGE, or (iii) give any entity an interest or rights, including rights of termination, acceleration or cancellation, with respect to any of the properties, or assets of JGE.

2.16

Complete Disclosure.  The representations and warranties of JGE and the Seller in this Agreement or the related Schedules and Exhibits delivered by or on JGE's behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

2.17

Patents and Technology.  JGE shall have all necessary patents, copyrights and other ownership rights, in all material technology, processes, procedures and software used or contemplated to be used by JGE in its business.

ARTICLE III

MCA'S REPRESENTATIONS AND WARRANTIES

To induce JGE and the Seller to enter into this Agreement, MCA represents and warrants to JGE and the Seller that:

3.01

Organization and Standing.  MCA is a Nevada corporation, with full power and authority (corporate and other) to conduct its business as currently conducted.  MCA is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon MCA's business or financial condition, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (each, a "MCA Material Adverse Effect").  MCA is not in default of any provision of its organizational documents.

3.02

Capitalization and Security Holders.  The authorized capitalization of MCA consists of 100,000,000 authorized shares of Common Stock and 10,000,000 shares of Preferred Stock, of which approximately 10,515,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding as of March 31, 2006.  Each outstanding share of MCA Stock has been duly authorized and validly issued and is fully paid and non-assessable, and no shares of MCA Stock have been issued in violation of preemptive or similar rights.

There are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by MCA or, to MCA's knowledge, any holder of MCA Stock, of any other securities or interests of MCA, nor are there outstanding any securities which are convertible into or exchangeable for MCA Stock, or any other equity interests of MCA.  The issuance and sale of all securities of MCA have been in full compliance in all material respects with all applicable federal and state securities laws or pursuant to valid exemptions from such laws.

3.03

Corporate Power and Authority.  MCA has all requisite power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement.  This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary Board of Director action on the part of MCA.  This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of MCA.

3.04

Consents and Approvals. Except as set forth with respect to MCA on Schedule 3.04, MCA's execution, delivery or performance of this Agreement does not and will not require any consents or approvals of, filings with, or action by any third party.

3.05

Audited and Unaudited Financial Statements.  MCA has furnished to Sellers the MCA Financial Statements for the period ending December 31, 2006 (the "MCA Financial Statements").  The MCA Financial Statements (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount and the addition of customary notes) the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of MCA for the respective periods or as of the respective dates therein set forth; and the Financial Statements (including the related notes, where applicable) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto.

3.06

Taxes.  MCA has paid all federal, state, local and foreign taxes, assessments, fees and other governmental charges it is legally required to pay.  MCA has filed all federal, state, local and foreign tax returns and tax reports it is legally required to file and the returns and reports are true, correct and complete and have not been amended, and all taxes arising under the returns and reports have been either fully paid or adequately reserved for in the MCA Financial Statements, and will be timely paid when due.

3.07

Compliance with Law.  Except where the failure to comply would not have a MCA Material Adverse Effect, MCA has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to MCA or its businesses or properties ("MCA Applicable Laws").

3.08

No Conflict or Default.  MCA's execution, delivery or performance of this Agreement will not violate any MCA Applicable Laws or conflict with or result in the breach of any provision of MCA's organizational documents.

3.09

Litigation.  There is no legal action or any proceeding or investigation ("Action") pending or, to the knowledge of MCA, threatened against MCA which could have a MCA Material Adverse Effect or a material adverse effect on MCA's ability to execute and perform this Agreement.

3.10

Complete Disclosure.  The representations and warranties by MCA in this Agreement or the related Schedules and Exhibits delivered by or on MCA's behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading

ARTICLE IV

COVENANTS OF THE PARTIES

4.01

Mutual Covenants.

(a)

General.  Each Party shall use its best efforts to take all actions promptly and do all things necessary, proper or advisable to perform as required in this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of all the conditions set forth in this Agreement for which the Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file the additional documents, and take or cause to be taken the additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

(b)

Cooperation.  At and after the Effective Time, each Party shall execute any and all further documents and writings and perform any other commercially reasonable actions reasonably requested by the other Party to perform this Agreement.

(c)

Confidential Information.  No Party shall at any time directly or indirectly copy, disseminate or use, for such Party's own benefit or the benefit of any third party, any information that has been disclosed in confidence by the other Party ("Confidential Information"), regardless of how the Confidential Information was acquired, except for the disclosure or use of the Confidential Information: (x) upon the advice of counsel required by law or legal process, or (y) authorized in writing by the Party that owns the Confidential Information.

Each Party acknowledges and agrees that remedies at law for a violation or attempted violation of any of the obligations in this Section 4.01(d) would be inadequate and would cause immediate irreparable harm to the other Parties, and agrees that in the event of any such violation or attempted violation, each Party is entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available.

(d)

Obligation to Update Schedules.  Immediately prior to the Closing, each Party shall promptly disclose to the others any information contained in the representations and warranties or Schedules which at any time is materially incomplete or is no longer materially correct or any material adverse development affecting the results of either MCA's or JGE's respective operations; provided, however, that no disclosure to this Agreement shall be deemed to modify, amend or supplement the representations and warranties of a Party or the Schedules attached unless the Party to whom the representations and warranties are made has consented in writing.

(e)

Regulatory Matters and Approvals.  Each of the Parties will give any notices to, make any filings with, and use their reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in order to effect the Exchange Transaction.

4.02

Reasonable Access.  JGE shall give to MCA, its counsel, accountants, financial advisers and lenders, and other representatives, after reasonable notice, reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating exclusively to JGE's business, and JGE shall reasonably cooperate with MCA and its accountants in connection with the preparation of timely and complete audited and unaudited financial statements.

ARTICLE V

CONDITIONS

5.01

Mutual Conditions.  The Parties' obligations to consummate the Exchange Transaction and to perform this Agreement are subject to all of the following conditions:

(a)

No Action.  No Action before any court or governmental body is pending or threatened wherein a judgment, decree or order would restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or cause the Exchange Transaction to be declared unlawful or rescinded.

(b)

Approvals.  All action necessary to authorize the execution and delivery of this Agreement and consummation of the Exchange Transaction have been obtained.

5.02

Conditions to Obligations of MCA.  MCA's obligation to consummate the Exchange Transaction and to perform this Agreement is subject to the fulfillment of all of the following conditions unless waived by MCA in writing:

(a)

Representations and Warranties.  The representations and warranties of JGE and the Seller set forth in this Agreement are true and correct as of the Closing as though made at and as of the Closing.

(b)

Performance of Agreement.  JGE and the Seller shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it or them under this Agreement at or prior to the Closing.

(c)

Due Diligence Investigation.  MCA, in its sole discretion, shall be fully satisfied with the results of its legal and financial due diligence investigation of JGE.

(d)

Officers' Certificate.  JGE shall have furnished to MCA a certificate, dated the date of the Closing and signed by the President of JGE on behalf of JGE that the conditions set forth in Sections 5.02(a) and (b) have been fulfilled, and attach a good standing certificate for JGE.

(e)

Material Adverse Changes.  Since the date of this Agreement, there has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of JGE which would have a JGE Material Adverse Effect.

(f)

Deliveries.  All documents or instruments required to be delivered by JGE, the Seller or other holders of JGE Stock at or prior to the Closing, shall have been delivered to MCA.

(g)

Corporate Approval.  This Stock Exchange Agreement shall have been approved by all necessary corporate action.

(h)

Consents.  JGE shall have procured all third-party consents necessary to effect the Exchange Transaction.

(i)

Resignations.  MCA shall have received the resignations, effective as of the Closing Date or such later date as shall be agreed by the parties.

(j)

Form of Actions.  All actions to be taken by JGE in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to MCA.

(k)

Escrow.  An escrow account shall be established in accordance with the terms of Section 1.03 above.

(l)

Financial Statements.  JGE shall deliver to MCA financial statements for the period ending February 28, 2007, which as are audited in accordance with Generally Accepted Accounting Principles.

5.03

Conditions to Obligations of JGE.  JGE's and the Seller' obligations to consummate the Exchange Transaction and to perform this Agreement is subject to the fulfillment of all of the following conditions, unless waived by JGE in writing:

(a)

Representations and Warranties.  MCA's representations and warranties set forth in this Agreement are true and correct as of the Closing as though made at the Closing except where any untruth or inaccuracy will not, either individually or in the aggregate, have a MCA Material Adverse Effect.

(b)

Performance of Agreement.  MCA shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

(c)

Officers' Certificate.  MCA has furnished a certificate, dated the date of the Closing and signed by the President of MCA on behalf of MCA that the conditions set forth in Sections 5.03(a) and (b) have been fulfilled;

(d)

Material Adverse Changes.  There has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of MCA which would have a MCA Material Adverse Effect.

(e)

Deliveries.  All documents or instruments required to be delivered by MCA or third parties at or prior to the Closing, shall have been delivered to JGE or the Seller.

ARTICLE VI

TERMINATION, SURVIVAL AND MISCELLANEOUS AGREEMENTS

6.01

Termination.  This Agreement may be terminated at any time prior to the Closing as follows: (a) by mutual written consent of Sellers and MCA; (b) by either Seller or MCA if the other has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which is incapable of being cured or is not cured within thirty (30) days of written notice of default; (c) by MCA if any of the conditions set forth in Sections 5.01 or 5.02 have not been satisfied on or prior to Closing; (d) by Sellers if any of the conditions set forth in Section 5.01 and 5.03 have not been satisfied on or prior to Closing.

6.02

Survival of Representations and Warranties.  The covenants, representations and warranties contained herein shall survive the Closing of the Exchange Transaction.

ARTICLE VII

MISCELLANEOUS

7.01

Notices.  All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the facsimile number for that Party set forth below, mailed by U.S. mail (postage prepaid and return receipt requested) to that Party at the address for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at that address:

If to JGE:

Jet Global Energy Limited

Room 2105, 21/F Office Tower

Langhorn Place

8 Argyle Street, Mongkok

Hong Kong

Attn: Lisa Wong

Fax: (852) 2780-0013

Seller:

Jet Global International Investment Group Limited

Room 2105, 21/F Office Tower

Langhorn Place

8 Argyle Street, Mongkok

Hong Kong

If to MCA:

MCA Holdings Corporation

Suite 628

138 4th Av., S.E.

Calgary, Alberta

Canada  T2G 4Z6

Attn:  Danny Cheng

Fax: (403) 228-3013

With a copy to:

Richard Jones, Esq.

Jones, Haley & Mottern, P.C.

115 Perimeter Center Place

Suite 170

Atlanta, GA  30346

Fax: (770) 804-0500

Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties written notice of the change.

7.02

Non-Waiver.  No failure by a Party to insist upon strict compliance with a term or provision of this Agreement, to exercise any right, or to seek a remedy is a waiver of the right to insist upon such strict compliance, to exercise that or any other right, or seek that or any other remedy at any other time.  This Agreement may not be modified by custom or practice in the trade, by the actions of the Parties or in any other manner except in writing signed by the party against whom enforcement is sought.

7.03

Headings.  The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and Sections, and shall be ignored in construing this Agreement.

7.04

Counterparts.  This Agreement may be executed in multiple counterparts, each of which is an original, but all of which taken together are one and the same Agreement.

7.05

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to such subject matter; and may be amended only by a writing signed by all Parties.

7.06

Governing Law.  This Agreement is governed by and shall be construed in accordance with the laws of Georgia, without regard to its principles of conflicts of law.  The Parties irrevocably submit to the jurisdiction and venue of any federal or state court in the Atlanta, Georgia over any dispute arising out of this Agreement and agree that all claims related= to any dispute related to this Agreement shall be heard and determined in any such court.  The Parties irrevocably waive, to the fullest extent permitted by law, any objection they may have to the venue of any dispute brought in any such court or any defense of inconvenient forum for the maintenance of the dispute.  The Parties irrevocably consent to process being served upon them in any site, action or proceeding before any such court by delivering as provided for notices in Section 7.01 of this Agreement.  All rights and remedies of each Party under this Agreement are cumulative and are in addition to all other rights and remedies available to the Party from time to time, whether under this Agreement otherwise.

7.07

Binding Effect; Assignment.  This Agreement is binding upon, inures to the benefit of and is enforceable by and against the Parties and their respective heirs, personal representatives, successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be transferred or assigned by any of the Parties without the prior written consent of the other Parties and any attempted assignment in violation of this provision is void.

7.08

Expenses.  Except as otherwise specifically provided in this Agreement, each party shall pay the expenses they may incur in connection with the transactions contemplated by this Agreement, including without limitation the fees and expenses of legal counsel, accountants and financial advisors.

7.09

Severability.  If any provision of this Agreement is determined by a court or other government entity to be unenforceable, the Parties shall cooperate in good faith to rewrite such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by the provisions as rewritten.  If any provision of this Agreement cannot be rewritten, the provision shall be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date:

JET GLOBAL ENERGY LIMITED

By: /s/ Lisa Wong

       Authorized Officer

JET GLOBAL INTERNATIONAL INVESTMENT GROUP LIMITED

By: /s/ Lisa Wong

       Authorized Officer

MCA HOLDINGS CORPORATION

By: /s/ Wai Leung Cheng

       Authorized Officer

{A0037385.DOC}